UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 29, 2010


                               NOBLE ROMAN'S, INC.
             (Exact name of Registrant as specified in its charter)


         Indiana                    0-11104                    35-1281154
(State or other jurisdiction      (Commission               (I.R.S. Employer
     of incorporation)            File Number)             Identification No.)

   One Virginia Avenue, Suite 300
        Indianapolis, Indiana                                    46204
(Address of principal executive offices)                       (Zip Code)

                                 (317) 634-3377
                (Company's telephone number, including area code)

                                 Not applicable
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

     On December 29, 2010, Noble Roman's, Inc. (the "Registrant") announced in a press release that in an Order dated December 23, 2010, the Superior Court in Hamilton County, Indiana granted summary judgment in favor of the Registrant against all of the plaintiffs in a long-running lawsuit, in essence ruling that the plaintiffs' fraud claims were meritless. A copy of the press release is attached hereto as Exhibit 99.1. As more fully discussed in the accompanying press release, the Court denied Respondent's summary judgment motion with respect to a claim by one group of plaintiff-franchisees under the Indiana Franchise Act. The Company will continue to vigorously defend that pending claim.

     The Registrant will post this Form 8-K on its Internet website at www.nobleromans.com. References to the Registrant's website address are included in this Form 8-K and the press release only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant's website does not constitute part of this Form 8-K or the press release.

Item  9.01      Financial Statements and Exhibits.

     (d)  The following exhibits are furnished as part of this report:

          Exhibit Number                     Description
          --------------                     -----------

              99.1 Press Release dated December 29, 2010, issued by Noble Roman's, Inc.


                                      * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 4, 2011

                                         NOBLE ROMAN'S, INC.



                                         By: /s/  Paul W. Mobley
                                             ----------------------------------
                                             Paul W. Mobley
                                             Chief Executive Officer and
                                             Chief Financial Officer